Subsidiaries of CURO Group Holdings Corp.

Entity	Jurisdiction of Incorporation/Organization
Curo Financial Technologies Corp.	Delaware
Curo Intermediate Holdings Corp.	Delaware
A Speedy Cash Car Title Loans, LLC (dba Speedy Cash)	Nevada
Ad Astra Recovery Services, Inc.	Nevada
Advance Group Inc. (dba Rapid Cash)	Nevada
Attain Finance, LLC (dpa Opt+)	Nevada
Attain Finance Canada, Inc. (dba Opt +)	Canada
Avio Credit, Inc. (dba Avio Credit)	Delaware
Cash Colorado, LLC (Speedy Cash)	Nevada
Concord Finance, Inc. (dba Speedy Cash; Speedy Cash Title, in state of Tennessee)	Nevada
Covington Credit, Inc.	Oklahoma
Covington Credit of Alabama, Inc.	Alabama
Covington Credit of Georgia, Inc.	Georgia
Covington Credit of Texas, Inc.	Texas
Curo Canada Corp. (dba Cash Money)	Canada
Curo Canada Receivables GP, Inc.	Canada
Curo Canada Receivables Limited Partnership	Canada
Curo Collateral Sub, LLC	Delaware
Curo Credit, LLC (dba First Phase)	Delaware
Curo Management, LLC	Nevada
Curo Receivables Holdings I, LLC	Delaware
Curo Receivables Holdings II, LLC	Delaware
Curo Receivables Finance I, LLC	Delaware
Curo Receivables Finance II, LLC	Delaware
Curo Ventures, LLC	Delaware
Ennoble Finance, LLC (dba Revolve Finance)	Delaware
Evergreen Financial Investments, Inc. (dba Rapid Cash; Rapid Cash Payday Loans, in state of Oregon)	Nevada
FMMR Investments, Inc. (dba Rapid Cash)	Nevada
FLX Holding Corp.	Canada
Flexiti Financial Inc.	Canada
Flexiti Financing Corp.	Canada
Flexiti Financing SPE Corp.	Canada
Flexiti Technologies Inc.	Canada
FLX Factory S.A.U.	Canada
Galt Ventures, LLC (dba Speedy Cash; Speedy Cash Installment Loans, in state of California)	Kansas
Heights Financing Holding Co.	South Carolina
Heights Finance Corporation	Illinois
Heights Finance Corporation	Tennessee
Heights Reinsurance, Ltd.	Turks & Caicos
LendDirect Corp. (dba LendDirect)	Canada
Newco	Canada
Principal Investments, Inc. (dba Rapid Cash)	Nevada
Quick Credit Corporation	South Carolina

SC Aurum, LLC	Nevada
SC Texas MB, Inc.	Nevada
SCIL, Inc. (dba Speedy Cash; Speedy Cash-SCIL, Inc., in state of Wyoming)	Nevada
SCIL Texas, LLC (dba Speedy Cash)	Nevada
SMC Financing, LLC	Delaware
Southco Reinsurance, Ltd.	Turks & Caicos
SouthernCo, Inc.	Delaware
Southern Finance of South Carolina, Inc.	South Carolina
Southern Finance of Tennessee, Inc.	Tennessee
Speedy Cash (dba Speedy Cash)	Nevada
Speedy Cash Illinois, Inc. (dba Speedy Cash)	Nevada
The Money Store, LP (dba Speedy Cash)	Texas
Todd Car Title, Inc. (dba A Speedy Cash Car Title Loans)	Nevada
Todd Financial, Inc. (dba Speedy Cash)	Nevada